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                                                                    EXHIBIT 32.1

                             BOSTON PROPERTIES, INC.


CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned officer of Boston Properties, Inc., the sole general partner of Boston Properties Limited Partnership (the "Company"), hereby certifies to my knowledge that the Company's quarterly report on Form 10-Q for the quarterly period ended June 30, 2003 (the "Report"), as filed with the Securities and Exchange Commissions on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended, and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company. This certification shall not be deemed "filed" for any purpose, nor shall it be deemed to be incorporated by reference into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934 regardless of any general incorporation language in such filing.

Date:  August 14, 2003
                             /s/ Edward H. Linde
                            -----------------------------------------
                             Edward H. Linde
                             Chief Executive Officer of Boston Properties, Inc., general partner of Boston Properties Limited Partnership